Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Symantec Corporation:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-07223, 333-18353, 333-39175, 333-71021, 333-31540, 333-31632, 333-47648, 333-52200, 333-56874, 333-64174, 333-81146, 333-102096, 333-117176, 333-119872, 333-126403, 333-140252, 333-141986, 333-148107, 333-155266 and 333-170326) and Form S-3 (Nos. 333-127958, 333-127959, 333-139230 and 333-169330) of Symantec Corporation of our reports dated May 20, 2011, with respect to the consolidated balance sheets of Symantec Corporation as of April 1, 2011 and April 2, 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended April 1, 2011, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of April 1, 2011, which reports appear in the April 1, 2011 annual report on Form 10-K of Symantec Corporation.

/s/ KPMG LLP
Mountain View, CA
May 20, 2011